Exhibit 99.1

JMP GROUP REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

SAN FRANCISCO, July 27, 2011 – JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2011.

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Total net revenues were $31.5 million for the quarter, compared to $42.8 million for the second quarter of 2010. For the six months ended June 30, 2011, total net revenues were a record $74.4 million, an increase of 9.3% from $68.1 million for the six months ended June 30, 2010.

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Adjusting for the impact of non-cash items, adjusted net revenues were $36.5 million for the quarter, compared to $45.3 million for the second quarter of 2010. For the six months ended June 30, 2011, adjusted net revenues were a record $83.9 million, an increase of 16.8% from $71.8 million for the six months ended June 30, 2010. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

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Net income attributable to JMP Group was $1.5 million, or $0.07 per diluted share, for the quarter, compared to $2.2 million, or $0.10 per diluted share, for the second quarter of 2010. For the six months ended June 30, 2011, net income attributable to JMP Group was a record $5.1 million, or $0.22 per diluted share, an increase of 28.5% from $3.9 million, or $0.18 per diluted share, for the six months ended June 30, 2010.

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Operating net income was $4.9 million, or $0.22 per diluted share, for the quarter, compared to $4.8 million, or $0.21 per diluted share, for the second quarter of 2010. For the six months ended June 30, 2011, operating net income was a record $11.2 million, or $0.49 per diluted share, an increase of 43.5% from $7.8 million, or $0.35 per diluted share, for the six months ended June 30, 2010.

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Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.12 per share and $0.31 per share for the quarter and six months ended June 30, 2011, respectively, compared to $0.05 per share and $0.14 per share for the quarter and six months ended June 30, 2010, respectively. For more information on operating net income and adjusted net operating income, on a consolidated and a segment basis, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“JMP posted a solid second quarter, producing operating EPS of $0.22 per share,” said Chairman and Chief Executive Officer Joe Jolson. “Adjusted operating EPS, which excludes acquired loan sale profits, more than doubled to $0.12 per share, despite a weaker-than-expected capital markets environment. On an adjusted basis, JMP earned a record $0.56 per share over the latest four quarters, an increase of 87% from the $0.30 per share earned during the previous four quarters. We are beginning to enjoy a positive contribution from our two-year initiative of reinvesting some of our excess investment income back into growth strategies in our operating businesses. Our stated goal has been to double our market share organically from 2010 through 2015. The growth spend is partially reflected in elevated corporate expenses, as detailed in our segment reporting tables. As in the first quarter of 2011, the benefits of our

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diversified business model were evidenced again in the second quarter of this year. With our momentum building and our investment banking market share continuing to increase, we remain confident of achieving our goal of generating at least a 10% return on adjusted tangible equity for the year, excluding any acquired loan sale profits.”

Revenues

Investment Banking

Investment banking revenues were $10.1 million for the quarter, a decrease of 5.4% from $10.6 million for the second quarter of 2010. For the six months ended June 30, 2011, investment banking revenues were $30.3 million, an increase of 88.1% from $16.1 million for the six months ended June 30, 2010.

The company executed 28 investment banking transactions during the quarter, compared to 22 during the second quarter of 2010. Public equity underwriting revenues amounted to $6.5 million, up from $6.1 million, as the company executed 18 public equity offerings, versus 15 in the second quarter of 2010. Private capital markets revenues were $2.2 million, down from $2.6 million, with the company executing five private capital markets transactions, versus four in the second quarter of 2010. Strategic advisory revenues totaled $1.4 million, down from $2.0 million, with the company acting as a strategic advisor on five completed transactions, compared to three during the second quarter of 2010.

Brokerage

Net brokerage revenues were $6.2 million, a decrease of 19.5% from $7.7 million for the second quarter of 2010. For the six months ended June 30, 2011, net brokerage revenues were $12.5 million, a decrease of 18.8% from $15.4 million for the six months ended June 30, 2010.

Asset Management

Asset management fees and other related revenues totaled $6.7 million, an increase of 95.2% from $3.4 million for the second quarter of 2010. For the six months ended June 30, 2011, asset management fees and other related revenues were $10.7 million, an increase of 56.7% from $6.8 million for the six months ended June 30, 2010. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2011 totaled $1.3 billion, including $548.6 million of funds managed by Harvest Capital Strategies and $761.7 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors, the internal manager of JMP Credit Corporation. Client assets under management were $1.3 billion at March 31, 2011 and $1.1 billion at June 30, 2010. Including sponsored funds, client assets under management totaled $2.4 billion at June 30, 2011, compared to $2.0 billion at March 31, 2011 and $1.4 billion at June 30, 2010. Private capital, including corporate credit, REIT advisory services, venture capital and distressed mortgage investments, represented 47.7% of total sponsored assets under management at June 30, 2011, compared to 41.3% at June 30, 2010.

Principal Transactions

Principal transactions generated net revenues of $2.6 million for the quarter, compared to $0.4 million for the second quarter of 2010. For the six months ended June 30, 2011, principal transactions generated net revenues of $6.2 million, compared to $1.8 million for the six months ended June 30, 2010. For the quarter, direct investments and investments by JMP Group in hedge funds managed by Harvest Capital Strategies produced net realized and unrealized gains of $2.1 million, compared to net realized and unrealized gains of $1.0 million for the second quarter of 2010. In addition, the company’s strategic investment in publicly traded New York Mortgage Trust, Inc. produced an unrealized gain of $0.5 million, compared to an unrealized loss of $0.5 million for the second quarter of 2010.

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Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $6.8 million due to the sale or payoff of 31 of the loans in its portfolio during the quarter, compared to $15.8 million on 21 loans during the second quarter of 2010. For the six months ended June 30, 2011, realized gains amounted to $13.6 million as a result of the sale or payoff of 70 loans, compared to $19.2 million on 32 loans for the six months ended June 30, 2010. For the quarter and six months ended June 30, 2011, $0.7 million and $1.6 million, respectively, were due to the sale or payoff of loans that had been purchased subsequent to the acquisition of JMP Credit Corporation in April 2009. At June 30, 2011, 18 loans with an aggregate par value of $70.7 million and an associated liquidity discount of $20.9 million remained from the portfolio acquired in April 2009.

A loan loss provision of $0.1 million was recorded for the quarter as a general reserve with regard to performing loans at JMP Credit. At June 30, 2011, general loan loss reserves equaled 0.4% of gross performing loans, compared to 0.2% at June 30, 2010.

At June 30, 2011, gross impaired loans totaled $14.1 million, or 3.1% of gross loans outstanding, compared to $13.9 million, or 3.1% of gross loans outstanding, at December 31, 2010 and $24.4 million, or 5.5% of gross loans outstanding, at June 30, 2010. With regard to impaired loans at June 30, 2011, discounts and reserves (including credit discounts, liquidity discounts, allowances for loan losses and deferred loan fees) equaled $11.4 million, or 80.7% of gross impaired loans outstanding. With regard to performing loans at June 30, 2011, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $22.2 million, or 5.1% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Interest income was $7.7 million for the quarter, and interest expense was $8.8 million, resulting in a net interest deficit of $1.1 million, compared to net interest income of $4.7 million for the second quarter of 2010. Excluding interest expense due to net amortization of liquidity discounts, net interest income was $4.5 million for the quarter, compared to $4.1 million for the quarter ended June 30, 2010. For the six months ended June 30, 2011, net interest income was $0.9 million, compared to $8.0 million for the six months ended June 30, 2010; excluding interest expense due to net amortization of liquidity discounts, net interest income was $9.4 million and $8.7 million, respectively, for the same periods. Net dividend income equaled $0.3 million for the quarter, compared to $0.5 million for the first quarter of 2010, and totaled $0.5 million for the six months ended June 30, 2011, compared to $1.1 million for the six months ended June 30, 2010.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.0 million for the quarter, compared to $30.6 million for the second quarter of 2010. For the six months ended June 30, 2011, compensation and benefits expense was $50.2 million, compared to $46.1 million for the six months ended June 30, 2010. Of the amounts recorded for the quarter and six months ended June 30, 2011, non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering was $0.4 million and $0.8 million, respectively, while such expense attributable to RSUs granted thereafter was $0.1 million and $0.2 million, respectively.

As a percentage of adjusted net revenues, compensation and benefits expense was 60.3% for the quarter, compared to 67.5% for the second quarter of 2010, and was 59.9% for the six months ended June 30, 2011, compared to 64.2% for the six months ended June 30, 2010. Excluding the cost of RSU grants, compensation and benefits expense was 58.8% of adjusted net revenues for the quarter, compared to 64.4% for the second quarter of 2010, and was 58.7% for the six months ended June 30, 2011, compared to 61.0% for the six months ended June 30, 2010.

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Non-Compensation Expense

Non-compensation expense was $6.6 million for the quarter, compared to $7.1 million for the second quarter of 2010. For the six months ended June 30, 2011, non-compensation expense was $12.7 million, compared to $13.4 million for the six months ended June 30, 2010. As a percentage of adjusted net revenues, non-compensation expense was 18.1% for the quarter, compared to 15.7% for the second quarter of 2010, and was 15.1% for the six months ended June 30, 2011, compared to 18.7% for the six months ended June 30, 2010.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (ii) excludes amortization expense related to an intangible asset, and (iii) reverses net unrealized gains and losses on strategic equity investments and warrants. In particular, adjusted net revenue adjusts for:

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $5.7 million and $10.5 million for the quarter and six months ended June 30, 2011, respectively;

•	non-cash amortization of $0.1 million in connection with an intangible asset; and

•	unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions.

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A reconciliation of JMP Group’s net revenues to the company’s adjusted net revenues for the quarter and six months ended June 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Non-interest revenues	$32,529	$40,922	$38,153	$73,451	$60,033
Net interest income	(1,068)	1,980	4,693	912	8,031

Total net revenues	31,461	42,902	42,846	74,363	68,064

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	5,746	4,794	1,696	10,540	3,192
Amortization of intangible asset	100	100	—	200	—
Unrealized (gain)/loss on strategic equity investments and warrants	(824)	(397)	781	(1,221)	569

Adjusted net revenues	$36,483	$47,399	$45,323	$83,882	$71,825

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues that may otherwise obscure the company’s cash operating revenues and complicate an assessment of the company’s core business outlook. Management also believes that adjusted net revenue is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

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A statement of JMP Group’s asset management-related revenues for the quarter and six months ended June 30, 2011 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Base management fees:
Fees reported as asset management fees	$2,316	$2,274	$2,269	$4,590	$4,562
Fees reported as other income	569	418	141	987	230

Total base management fees	2,885	2,692	2,410	5,577	4,792

Incentive fees:
Fees reported as asset management fees	3,730	879	873	4,609	1,471
Fees reported as other income	2	350	—	352	263

Total incentive fees	3,732	1,229	873	4,961	1,734

Fundraising fees reported as other income	111	60	164	171	308

Asset management-related fee revenues:
All fees reported as asset management fees	6,046	3,153	3,142	9,199	6,033
All fees reported as other income	682	828	305	1,510	801

Total asset management-related fee revenues	$6,728	$3,981	$3,447	$10,709	$6,834

Company management has utilized asset management-related revenue as a means of assessing the aggregate production of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

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the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.4 million and $0.8 million for the quarter and six months ended June 30, 2011, respectively;

•	the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.1 million and $0.2 million for the quarter and six months ended June 30, 2011, respectively;

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the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $5.7 million and $10.5 million for the quarter and six months ended June 30, 2011, respectively;

•	non-cash amortization of $0.1 million in connection with an intangible asset;

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•	unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and

•	a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to the company’s operating net income for the quarter and six months ended June 30, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	June 30, 2011	Mar. 31, 2011	June 30, 2010

Net income attributable to JMP Group Inc.	$1,518	$3,538	$2,216

Add back:
Income tax expense	1,281	2,484	2,102

Income before taxes	2,799	6,022	4,318

Add back/(subtract):
Compensation expense – IPO-related RSUs	447	331	1,221
Compensation expense – post-IPO RSUs	122	126	191
Net amortization of liquidity discounts on loans and asset-backed securities issued	5,746	4,794	1,696
Amortization of intangible asset	100	100	—
Unrealized (gain)/loss on strategic equity investments and warrants	(824)	(397)	781

Operating income before taxes	8,390	10,976	8,207

Income tax expense (assumed rate of 42%)	3,524	4,610	3,447

Operating net income	$4,866	$6,366	$4,760

Operating net income per share:
Basic	$0.22	$0.29	$0.22
Diluted	$0.22	$0.28	$0.21

Weighted average shares outstanding:
Basic	22,254	21,843	21,654
Diluted	22,613	22,836	22,295

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	Six Months Ended
(in thousands, except per share amounts)	June 30, 2011	June 30, 2010
Net income attributable to JMP Group Inc.	$5,056	$3,934

Add back:
Income tax expense	3,764	3,491

Income before taxes	8,820	7,425

Add back/(subtract):
Compensation expense – IPO-related RSUs	778	1,897
Compensation expense – post-IPO RSUs	248	417
Net amortization of liquidity discounts on loans and asset-backed securities issued	10,540	3,192
Amortization of intangible asset	200	—
Unrealized (gain)/loss on strategic equity investments and warrants	(1,221)	569

Operating income before taxes	19,365	13,500

Income tax expense (assumed rate of 42%)	8,133	5,670

Operating net income	$11,232	$7,830

Operating net income per share:
Basic	$0.51	$0.36
Diluted	$0.49	$0.35

Weighted average shares outstanding:
Basic	22,050	21,633
Diluted	22,720	22,378

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream that may not recur. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core business strategy and ongoing operations.

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Reconciliations of the company’s operating net income to its adjusted operating net income for the quarter and six months ended June 30, 2011 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	June 30, 2011	Mar. 31, 2011	June 30, 2010
Operating net income	$4,866	$6,366	$4,760
Add back:
Income tax expense (assumed rate of 42%)	3,524	4,610	3,447

Operating income before taxes	8,390	10,976	8,207

Subtract:
Earnings contribution from gains on loan portfolio acquired	3,699	3,479	6,342

Adjusted operating income before taxes	4,691	7,497	1,865

Income tax expense (assumed rate of 42%)	1,970	3,149	783

Adjusted operating net income	2,721	4,348	1,082

Adjusted operating net income per share:
Basic	$0.12	$0.20	$0.05
Diluted	$0.12	$0.19	$0.05

Weighted average shares outstanding:
Basic	22,254	21,843	21,654
Diluted	22,613	22,836	22,295

	Six Months Ended
(in thousands, except per share amounts)	June 30, 2011	June 30, 2010
Operating net income	$11,232	$7,830

Add back:
Income tax expense (assumed rate of 42%)	8,133	5,670

Operating income before taxes	19,365	13,500

Subtract:
Earnings contribution from gains on loan portfolio acquired	7,178	8,203

Adjusted operating income before taxes	12,187	5,297

Income tax expense (assumed rate of 42%)	5,119	2,225

Adjusted operating net income	7,068	3,072

Adjusted operating net income per share:
Basic	$0.32	$0.14
Diluted	$0.31	$0.14

Weighted average shares outstanding:
Basic	22,050	21,633
Diluted	22,720	22,378

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Segment Reporting

In order to demonstrate the earnings power of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the table that follows. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and more accurately assess the contribution of each to JMP Group’s aggregate results.

Total revenues have been adjusted as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues exclude (i) the net amortization of discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (ii) amortization expense related to an intangible asset, and (iii) net unrealized gains and losses on strategic equity investments and warrants. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting pro forma non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

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Statements of JMP Group’s operating net income on a segment basis for the quarter and six months ended June 30, 2011 are set forth below.

	Quarter Ended June 30, 2011
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Eliminations	JMP Group
Revenues:
Investment banking	$10,059	—	—	—	—	$10,059
Brokerage	6,187	—	—	—	—	6,187
Asset management-related fees	52	6,647	254	—	(225)	6,728
Principal transactions	773	969	24	(36)	—	1,730
Gain on sale and payoff of loans	—	—	6,837	—	—	6,837
Net dividend income	168	—	—	130	—	298
Net interest income	24	9	4,879	(135)	—	4,777
Provision for loan losses	—	—	(134)	—	—	(134)

Adjusted net revenues	17,263	7,625	11,860	(41)	(225)	36,482

Expenses:
Pro forma non-interest expenses	16,069	6,197	2,946	3,056	(225)	28,043

Less: Noncontrolling interest	—	(102)	151	—	—	49

Operating income before taxes	1,194	1,530	8,763	(3,097)	—	8,390

Income tax expense (assumed rate of 42%)	502	642	3,681	(1,301)	—	3,524

Operating net income	$692	$888	$5,082	($1,796)	—	$4,866

Operating net income per share:
Basic	$0.03	$0.04	$0.23	($0.08)	—	$0.22
Diluted	$0.03	$0.04	$0.23	($0.08)	—	$0.22

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$8,763			$8,390
Less: Earnings contribution from gain on loan portfolio acquired			3,699			3,699

Adjusted operating income before taxes			5,064			4,691

Income tax expense (assumed rate of 42%)			2,127			1,970

Adjusted operating net income			$2,937			$2,721

Adjusted operating net income per share:
Basic	$0.03	$0.04	$0.13	($0.08)	—	$0.12
Diluted	$0.03	$0.04	$0.13	($0.08)	—	$0.12

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	Six Months Ended June 30, 2011
(in thousands, except per share amounts)	JMP Securities	Harvest Capital Strategies	JMP Credit Corp.	Corporate	Eliminations	JMP Group
Revenues:
Investment banking	$30,284	—	—	—	—	$30,284
Brokerage	12,472	—	—	—	—	12,472
Asset management-related fees	104	10,499	456	—	(351)	10,708
Principal transactions	1,113	4,039	(309)	121	—	4,964
Gain on sale and payoff of loans	—	—	13,608	—	—	13,608
Net dividend income	312	—	—	236	—	548
Net interest income	138	19	11,772	(277)	—	11,652
Provision for loan losses	—	—	(354)	—	—	(354)

Adjusted net revenues	44,423	14,557	25,173	80	(351)	83,882

Expenses:
Pro forma non-interest expenses	37,967	9,986	7,433	6,878	(351)	61,913

Less: Noncontrolling interest	—	2,324	280	—	—	2,604

Operating income before taxes	6,456	2,247	17,460	(6,798)	—	19,365

Income tax expense (assumed rate of 42%)	2,712	943	7,334	(2,856)	—	8,133

Operating net income	$3,744	$1,304	$10,126	($3,942)	—	$11,232

Operating net income per share:
Basic	$0.17	$0.06	$0.46	($0.18)	—	$0.51
Diluted	$0.16	$0.06	$0.44	($0.17)	—	$0.49

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$17,460			$19,365
Less: Earnings contribution from gain on loan portfolio acquired			7,178			7,178

Adjusted operating income before taxes			10,282			12,187

Income tax expense (assumed rate of 42%)			4,319			5,119

Adjusted operating net income			$5,964			$7,068

Adjusted operating net income per share:
Basic	$0.17	$0.06	$0.27	($0.18)	—	$0.32
Diluted	$0.16	$0.06	$0.26	($0.17)	—	$0.31

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Adjusted Tangible Book Value per Share

At June 30, 2011, JMP Group’s tangible book value per share was $5.91, compared to $6.01 at March 31, 2011 and $5.65 at June 30, 2010. During the quarter ended June 30, 2011, 303,660 net shares were issued in connection with the vesting of the final tranche of the company’s IPO-related restricted stock units, reducing book value on a per share basis. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at June 30, 2011 would have been $4.77, as indicated by the table below.

(in thousands, except per share amounts)	June 30, 2011	Mar. 31, 2011	June 30, 2010

Total JMP Group stockholders’ equity	$132,360	$132,766	$121,276
Goodwill and intangible assets	—	(100)	—

Tangible stockholders’ equity	132,360	132,666	121,276

Liquidity discount on loans	20,880	28,949	64,410
Liquidity discount on asset-backed securities issued	(64,923)	(72,383)	(93,866)

Net liquidity discount	(44,043)	(43,434)	(29,456)
Income tax benefit (assumed rate of 42%)	18,498	18,242	12,372

Net after-tax liquidity discount	(25,545)	(25,192)	(17,084)

Adjusted tangible stockholders’ equity	$106,815	$107,474	$104,192

Adjusted tangible book value per share	$4.77	$4.87	$4.85

Basic shares outstanding	22,388	22,084	21,482

Quarterly operating ROATE*	18.3%	23.2%	16.6%
LTM operating ROATE*	22.0%	21.3%	15.0%
Quarterly operating ROATE* excluding the financial impact of gains on acquired loans	10.0%	15.7%	4.0%

*	Return on adjusted tangible equity = annualized operating net income / average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter, JMP Group repurchased 187,364 shares of its common stock at an average price of $8.00 per share, or $1.5 million in total. All such shares were repurchased in connection with the vesting of restricted stock units, whereby employees tendered shares for the payment of applicable withholding taxes. At quarter-end, approximately 575,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative

© 2011 JMP Group Inc.	13

of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, such as the potential for market share gains, the presumed benefits of a diversified business model and the company’s ability to generate future returns on adjusted tangible book value. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2010 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, July 27, 2011. To participate in the call, dial (888) 566-6060 (domestic) or (706) 634-1012 (international). The conference identification number is “84900269.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2011 JMP Group Inc.	14

JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	June 30, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$61,445	$71,114
Restricted cash and deposits	44,129	47,718
Receivable from clearing broker	1,550	1,331
Marketable securities owned, at fair value	25,560	23,748
Other investments	52,894	38,702
Loans held for investment, net of allowance for loan losses	—	813
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	415,618	400,763
Deferred tax assets	24,278	32,507
Other assets	22,244	21,169

Total assets	$647,718	$637,865

Liabilities and Stockholders’ Equity
Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$12,619	$10,669
Accrued compensation	27,520	37,424
Asset-backed securities issued, net of purchase discounts	366,080	351,322
Note payable	23,590	26,209
Deferred tax liability	30,249	36,176
Other liabilities	33,385	34,013

Total liabilities	493,443	495,813

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	132,360	130,596
Noncontrolling interest	21,915	11,456

Total equity	154,275	142,052

Total liabilities and equity	$647,718	$637,865

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Investment banking	$10,059	$10,635	$30,284	$16,104
Brokerage	6,187	7,690	12,472	15,360
Asset management fees	6,046	3,142	9,199	6,033
Principal transactions	2,554	411	6,184	1,833
Gain on sale and payoff of loans	6,837	15,762	13,608	19,242
Net dividend income	298	499	548	1,115
Other income	682	305	1,510	801

Non-interest revenues	32,663	38,444	73,805	60,488

Interest income	7,728	13,003	18,348	24,581
Interest expense	(8,796)	(8,310)	(17,436)	(16,550)

Net interest income	(1,068)	4,693	912	8,031

Provision for loan losses	(134)	(291)	(354)	(455)

Total net revenues	31,461	42,846	74,363	68,064

Non-interest expenses:
Compensation and benefits	22,017	30,592	50,248	46,112
Administration	1,744	1,974	2,814	2,995
Brokerage, clearing and exchange fees	1,179	1,223	2,277	2,574
Travel and business development	791	1,001	1,461	1,921
Communications and technology	995	1,073	1,916	2,146
Occupancy	777	671	1,442	1,322
Professional fees	797	813	1,505	1,788
Depreciation	179	169	337	337
Impairment loss on intangible asset	—	—	700	—
Other	134	214	238	344

Total non-interest expenses	28,613	37,730	62,938	59,539

Income before income tax expense	2,848	5,116	11,425	8,525
Income tax expense	1,281	2,102	3,764	3,491

Net income	1,567	3,014	7,661	5,034
Less: Net income attributable to noncontrolling interest	49	798	2,605	1,100

Net income attributable to JMP Group Inc.	$1,518	$2,216	$5,056	$3,934

Net income attributable to JMP Group Inc. per share:
Basic	$0.07	$0.10	$0.23	$0.18
Diluted	$0.07	$0.10	$0.22	$0.18

Weighted average common shares outstanding:
Basic	22,254	21,654	22,050	21,633
Diluted	22,613	22,295	22,720	22,378

© 2011 JMP Group Inc.	16